                                                                   EXHIBIT 10.14

May 10, 2006

Kevin A. Green                                                  (SENT VIA EMAIL)
[Address]

Dear Kevin:

Celebrate Express, Inc. (the "Company") is pleased to offer you employment as President and Chief Executive Officer ("CEO") of the Company on the following terms:

      1. POSITION; EFFECTIVE DATE. As President and CEO, you will report to the Company's Board of Directors (the "Board"), and will perform the duties customarily associated with this position and such other duties assigned by the Board. Your first date of full time employment with the Company (the "Start Date") will be no later than May 15, 2006. You will also be elected to the Board of Directors of the Company at its first regularly-scheduled meeting following the Start Date. Except as provided in Section 3.1 herein, you will devote your full time and attention to the business affairs of the Company, except for vacations as provided in Section 2.4 hereof and periods of illness or incapacity. This agreement is being entered into with the approval of the Compensation Committee of the Board (the "Compensation Committee") and will be effective upon the date of the parties' execution.

      2. COMPENSATION AND EMPLOYEE BENEFITS.

            2.1 BASE SALARY. Your annual base salary will be $350,000, less payroll deductions and required withholdings, paid according to the Company's regular payroll schedule and procedures. At no time during your employment with the Company will such annual base salary be reduced below $350,000 unless such reduction is made in connection with and in an amount commensurate with an across-the-board reduction of the salaries of senior executive employees of the Company.

            2.2 PERFORMANCE BONUS. Beginning with the fiscal year beginning June 1, 2006, you will be eligible to earn an annual performance bonus with a target of one hundred percent (100%) of your annual base salary based on the Company's performance and your achievement of individual performance goals and objectives agreed upon by you and the Compensation Committee for a given fiscal year, as determined in good faith by the Compensation Committee in its sole discretion. You will be eligible for any such bonus if you are employed at the end of the fiscal year and any bonus payment will be subject to payroll deductions and required withholdings.

            2.3 SIGNING BONUS. You will receive a $75,000 signing bonus that will be paid on your first regularly scheduled pay date after your Start Date, according to the Company's regular payroll schedule and procedures.

            2.4 EMPLOYEE BENEFITS. You will be entitled to all benefits, including vacation, health and disability benefits, for which you are eligible under the terms and conditions of the standard Company benefit plans, which may be in effect from time to time and provided by the Company to its senior executive level employees generally. You will earn four (4) weeks of paid vacation per year.

            2.5 STOCK OPTIONS.

                  (a) You will be awarded a nonqualified stock option to purchase three hundred thousand (300,000) shares of the Company's Common Stock by the Compensation Committee at its next meeting following the Start Date. The per share exercise price of such stock option will be equal to the closing price of the Company Common Stock on Nasdaq on the date of grant. The term of such stock option is ten (10) years, subject to earlier expiration in the event of the termination of your continuous service with the Company. The shares subject to the grant will vest as follows: 1/4 of the total number of option shares will vest on the one-year anniversary of the grant date and 1/16 of the total number of option shares will vest on each quarterly anniversary thereafter such that all option shares will be vested on the four-year anniversary of the grant date. Notwithstanding the foregoing, a portion of the shares subject to your outstanding stock options may vest on an accelerated basis pursuant to Section 6 below. Except as provided herein, such stock options will be subject to the provisions of the equity incentive plan of the Company under which the options are granted and the applicable form of stock option agreement thereunder.

                  (b) Incrementally, you will be eligible to participate in the Company's equity incentive plans in the same manner as the Company's other senior executive level employees generally.

            2.6 EXPENSES. The Company will reimburse you an aggregate amount not to exceed $100,000 for expenses related to (i) the packing, transportation, and unpacking of your household goods, (ii) a temporary residence and/or hotel accommodations in the Greater Seattle area, (iii) relocation related travel and lodging, (iv) the sale of your existing home and the purchase of a new primary residence in the Greater Seattle area and (v) your attorney in connection with negotiations of this Agreement. You agree to provide documentation to support any such expenses in accordance with the Company's generally applicable policies.

      3. OTHER ACTIVITIES DURING EMPLOYMENT.

            3.1 ACTIVITIES. Except with the prior written consent of the Board, you will not during your employment undertake or engage in any other employment, occupation or business enterprise. You may engage in civic and not-for-profit activities, so long as such activities do not interfere with the performance of your job duties.

            3.2 INVESTMENT AND INTERESTS. Except as permitted by Section 3.3 below, during your employment you agree not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by you to be adverse or antagonistic to the Company, or its business or prospects, financial or otherwise.

            3.3 NONCOMPETITION.

                  (a) During the term of your employment by the Company, except on behalf of the Company, you will not, without the prior written consent of the Board, directly or indirectly, whether as an officer, director, shareholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever that competes with the products or services being developed or exploited by the Company during your employment; provided, however, that anything above to the contrary notwithstanding, you may own, as a passive investor, securities of any entity, so long as your direct holdings in any one such corporation do not in the aggregate constitute more than one percent (1%) of the voting stock of such corporation.

                  (b) If your employment with the Company is terminated by you for any reason, for one year following the termination of your employment you will not, without the prior written consent of the Board, directly or indirectly, whether as an officer, director, shareholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever that competes with the Business of the Company; provided, however, that anything above to the contrary notwithstanding, (i) you may own, as a passive investor, securities of any entity, so long as your direct holdings in any one such corporation do not in the aggregate constitute more than one percent (1%) of the voting stock of such corporation, (ii) you may work for a division, entity or subgroup of any of such companies that engage in the Business so long as such particular division, entity or subgroup does not engage in the Business, or
(iii) you may work for a company that engages in the Business if the Company (or its subsidiaries) ceases to engage in the Business. For purposes of this Section 3.3(b), "Business" means the designing, manufacturing or selling of party products, costumes or any other product category (or business line) representing greater than ten percent (10%) of the Company's revenues.

            3.4 SOLICITATION OF EMPLOYEES, CONSULTANTS AND OTHER PARTIES. During the term of your employment with the Company, and for a period of one year following the termination of your employment with the Company for any reason, you agree that you will not directly or indirectly hire or solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company to work for yourself or any other person or entity with which you are affiliated. For a period of one year following termination of your relationship with the Company for any reason, you agree that you will not solicit any licensor to or customer of the Company or third-party provider of the Company's products or services, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of termination of your relationship with the Company.

      4. PROPRIETARY INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT; INDEMNIFICATION AGREEMENT; COMPANY POLICIES. You agree to execute a Proprietary Information and Inventions Assignment Agreement, a copy of which is attached hereto as Exhibit A. The parties agree to execute the Indemnification Agreement attached hereto as Exhibit B providing certain indemnification rights to you. You further agree to abide by the Company's rules, policies and procedures.

      5. TERMINATION OF EMPLOYMENT.

            5.1 AT-WILL EMPLOYMENT RELATIONSHIP. Your employment with the Company will be at-will. The Company may terminate the employment relationship at any time, with or without Cause (as defined below) upon thirty (30) days advance notice (or the Company may pay your salary for such thirty (30) days in lieu of notice). You may terminate the employment relationship at any time, with or without Cause and upon thirty (30) days advance notice to the Company, or such shorter period as the Company may deem acceptable.

            5.2 VOLUNTARY TERMINATION.

                  (a) If you terminate your employment at any time, without Good Reason (as defined below), you will not be entitled to severance pay, pay in lieu of notice or any other such compensation other than payment of accrued salary and vacation and such other benefits as expressly required in such event by applicable law or the terms of applicable benefit plans. The continued vesting of any stock options held by you will cease on the termination date, and your right to exercise vested option shares will be governed by the terms of the Company's applicable equity incentive plans and the corresponding stock option agreements. If you terminate your employment without Good Reason less than twelve (12) months after your Start Date, then the amounts paid to you pursuant to Sections 2.3 and 2.6 will become due and payable by you to the Company within sixty (60) days of the termination date.

            5.3 TERMINATION FOR CAUSE, DEATH OR DISABILITY.

                  (a) If the Company terminates your employment at any time for Cause (as defined below) or if your employment is terminated by reason of your death or disability (defined as the inability, in the opinion of a qualified physician acceptable to the Company, because of illness or physical or mental incapacity or disability to perform the essential functions of your position, whether with or without reasonable accommodations, for a continuous period of more than 90 days) your salary will cease on the date of termination and you will not be entitled to severance pay, pay in lieu of notice or any other such compensation other than payment of accrued salary and vacation and such other benefits as expressly required in such event by applicable law or the terms of applicable benefit plans. The continued vesting of any stock options held by you will cease on the termination date, and your right to exercise vested option shares will be governed by the terms of the Company's equity incentive plan and the corresponding stock option agreements. If the Company terminates your employment for Cause within twelve (12) months of the Start Date, but not in the event of the termination of your employment by reason of death or disability, then amounts paid to you pursuant to Sections 2.3 and 2.6 will become due and payable by you to the Company within sixty (60) days of the termination date.

                  (b) DEFINITION OF CAUSE. For purposes of this agreement, "Cause" means the occurrence of any one or more of the following: (i) your conviction of, or plea of no contest with respect to, any felony; (ii) your participation in a fraud or act of dishonesty that results, or is likely to result, in material harm to the Company; (iii) your violation of a fiduciary duty owed to the Company; (iv) your material violation of any contract or agreement between you and the Company, including but not limited to this agreement or your Proprietary Information and Inventions Agreement; or (v) your willful and deliberate non-performance of your job duties (other than by reason of your physical or mental illness, incapacity or disability) or failure to comply with the direct instructions of the Board (unless such instructions are illegal), or your commission of an act involving willful misconduct or gross negligence that results, or is reasonably likely to result, in material harm to the Company, or any action taken by you without adequate authority from the Board; provided that, with respect to Section 5.3(b)(iv) or
(v), the Board has given you written notice specifying the nature of the violation, failure or action and a reasonable opportunity of not less than fifteen (15) days to cure the condition giving rise to the alleged violation, failure or action.

            5.4 SEVERANCE BENEFITS FOR TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON.

                  (a) If the Company terminates your employment without Cause or you resign your employment for Good Reason (defined below), you will receive your regular salary, benefits and other compensation through the termination date, including any bonus earned for the prior calendar year that is unpaid as of the termination date. In addition, you will receive an additional twelve (12) months of your base salary in effect as of such termination date and any performance bonus (or portion thereof) payable to you for the current calendar year for objectives or business results actually achieved as of the termination date, if any, as determined by the Compensation Committee. This base salary will be paid according to the Company's payroll procedures during the twelve (12) month period following the termination date. Your receipt of any severance benefits under this Section 5.4 is contingent upon your signing and not revoking the Release Agreement (attached as Exhibit C) and your signing and not revoking a "Separation Agreement" in a form reasonably acceptable to you and the Company. The Separation Agreement will include (i) a mutual obligation to maintain the Separation Agreement in confidence, subject to disclosure by the Company as reasonably necessary to implement the terms of the Separation Agreement, disclosure by you to your spouse, legal counsel and accountant; and disclosure by either party in response to a subpoena, order or as otherwise required by law; (ii) a mutual obligation for non-disparagement; (iii) an obligation for your future cooperation with Company in response to investigations, administrative claims, or judicial proceedings (provided that the Company will pay your reasonable expenses and will pay you a reasonable hourly rate for your time after the time period encompassed by your salary continuation (maximum of two years and minimum of one year) has expired); (iv) an obligation to promptly notify the Company in the event you are requested and/or subpoenaed to testify in any administrative and/or judicial proceeding concerning the Company and/or your employment with the Company; (v) an obligation to reasonably cooperate with the Company and its legal counsel with respect to testimony in civil matters, and testimony in administrative and/or criminal matters in which your penal interests are not potentially affected; (vi) an obligation not to solicit or encourage any current and/or former employee of the Company to become adverse to and/or commence legal proceedings against the Company; and (vii) such other matters as the Company's counsel and your counsel reasonably agree are reasonable to be incorporated into an employee separation agreement with executive employees.

                  (b) DEFINITION OF GOOD REASON. For purposes of this Agreement, "Good Reason" will mean any one of the following events that occurs without your consent: (i) the material reduction in your responsibilities, authorities or functions as an employee of the Company; (ii) a reduction in your level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs, other than in connection with a commensurate across-the-board reduction); (iii) a relocation of your place of employment resulting in an increase of your commute to work by more than fifty (50) miles; (iv) the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or (v) the Company's material breach of this Agreement. Notwithstanding the foregoing, you must provide the Company with thirty (30) days' advance written notice of Company's conduct giving rise to Good Reason (the "Cure Period") and during the Cure Period, the Company may attempt to rescind or correct the matter giving rise to Good Reason. If the Company does not rescind or correct the conduct giving rise to Good Reason to your reasonable satisfaction by the expiration of the Cure Period, your employment will then terminate with Good Reason.

      6. CHANGE IN CONTROL.

            6.1 DEFINITION. "Change in Control" will mean (a) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any corporate reorganization in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the voting power of the surviving entity immediately after such consolidation, merger or reorganization, (b) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company's voting power is transferred, excluding (i) any consolidation or merger effected exclusively to change the domicile of the Company or (ii) any transaction or series of transactions principally for bona fide equity financing purposes, or (c) a sale of all or substantially all of the assets of the Company.

            6.2 STOCK OPTIONS.

                  (a) In the event that within twelve (12) months following a Change in Control, the Company terminates your employment without Cause or you resign for Good Reason (a "Change in Control Termination"), any remaining unvested portion of all stock options held by you will have the vesting accelerated such that all options are fully vested and exercisable as of the date of the Change in Control Termination (the "Acceleration").

                  (b) Notwithstanding Section 6.2(a), if your employment is terminated by the Company without Cause prior to a Change in Control and the Board determines that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who subsequently effectuates a Change in Control or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then, your termination of employment will be deemed a Change in Control Termination and you will receive the Acceleration. Your receipt of the Acceleration is contingent upon your signing and making effective the Release Agreement.

      7. GENERAL PROVISIONS.

            7.1 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but such invalid, illegal or unenforceable provision will be reformed, construed and enforced in such jurisdiction so as to render it valid, legal, and enforceable consistent with the intent of the parties insofar as possible.

            7.2 ENTIRE AGREEMENT. This Agreement, together with its exhibits, constitutes the entire and exclusive agreement between you and the Company, and it supersedes any prior agreement, promise, representation, or statement, written or otherwise, between you and the Company with regard to this subject matter, including that certain offer letter dated April 6, 2006. It is entered into without reliance on any promise, representation, statement or agreement other than those expressly contained or incorporated herein, and it cannot be modified or amended except in a writing signed by you and a duly authorized officer of the Company.

            7.3 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by you, the Company and your and its respective successors, assigns, heirs, executors and administrators, except that you may not assign any of your duties hereunder and you may not assign any of your rights hereunder without the written consent of the Company, which will not be withheld unreasonably.

            7.4 GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of Washington as applied to contracts made and to be performed entirely within Washington.

            7.5 ARBITRATION. Any and all controversies, claims or disputes between you and the Company (including any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from your employment with Company or the termination of your employment with Company will be submitted to and settled by binding arbitration in King County in the State of Washington in accordance with the Employment Dispute Resolution Rules then in effect of the American Arbitration Association (the "AAA Rules"). Arbitration will be conducted by one arbitrator, mutually selected by you and the Company. The final decision of the arbitrator(s) will be furnished to you and the Company in writing and will constitute a conclusive determination of the issue(s) in question, binding upon you and the Company and will not be contested by either you or the Company. You acknowledge and agree that you are agreeing to arbitrate disputes voluntarily and without any duress or undue influence by the Company or anyone else. You further acknowledge and agree that you have carefully read these terms and that you have asked any questions needed for you to understand the terms, consequences and binding effect of this agreement and fully understand it, including that you are waiving your right to a jury trial. Finally, you agree that you have been provided an opportunity to seek the advice of an attorney of your choice before signing up to these terms.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

      To indicate your acceptance of the Company's offer of employment, please sign and date this Agreement in the space provided below and return it to me.

Sincerely,

CELEBRATE EXPRESS, INC.

BY: /s/ JEAN REYNOLDS
    -------------------------------
    Jean Reynolds
    Lead Independent Director and
      Chair of the Compensation Committee
      of the Board of Directors

ACCEPTED AND AGREED:

/s/ Kevin A. Green                         5/10/06
------------------------           ------------------------
    Kevin A. Green                           Date

EXHIBIT A - Proprietary Information and Inventions Assignment Agreement

EXHIBIT B - Indemnification Agreement

EXHIBIT C - Release Agreement

                                    EXHIBIT A

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

      In exchange for my becoming employed by Celebrate Express, Inc. or any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the "Company"), and for any cash and equity compensation for my services, I hereby agree as follows:

      1. CONFIDENTIALITY OBLIGATION. I understand and agree that all Proprietary Information (as defined below) shall be the sole property of the Company and its assigns, including all trade secrets, patents, copyrights and other rights in connection therewith. I hereby assign to the Company any rights I may acquire in such Proprietary Information. I will hold in confidence and not directly or indirectly to use or disclose, both during my employment by or consulting relationship with the Company and for a period of three years after its termination (irrespective of the reason for such termination), any Proprietary Information, whether or not during working hours, except to the extent authorized by the Company, until such Proprietary Information becomes generally known. I agree not to make copies of such Proprietary Information except as authorized by the Company. Upon termination of my employment or consulting relationship or upon an earlier request of the Company, I will return or deliver to the Company all tangible forms of such Proprietary Information in my possession or control, including but not limited to drawings, specifications, documents, records, devices, models or any other material and copies or reproductions thereof.

      2. OWNERSHIP OF PHYSICAL PROPERTY. All document, apparatus, equipment and other physical property in any form, whether or not pertaining to Proprietary Information, furnished to me by the Company or produced by me or others in connection with my employment or consulting relationship shall be and remain the sole property of the Company. I shall return to the Company all such documents, materials and property as and when requested by the Company, except only (i) my personal copies of records relating to my compensation; (ii) if applicable, my personal copies of any materials evidencing shares of the Company's capital stock purchased by me and/or options to purchase shares of the Company's capital stock granted to me; (iii) my copy of this Agreement and (iv) my personal property and personal documents I bring with me to the Company and any personal correspondence and personal materials that I accumulate and keep at my office during my employment (my "Personal Documents"). Even if the Company does not so request, I shall return all such documents, materials and property upon termination of my employment or consulting relationship, and, except for my Personal Documents, I will not take with me any such documents, material or property or any reproduction thereof upon such termination.

      3. ASSIGNMENT OF INVENTIONS.

            (a) Without further compensation, I hereby agree promptly to disclose to the Company, all Inventions (as defined below) which I may solely or jointly develop or reduce to practice during the period of my employment or consulting relationship with the Company which (i) pertain to any line of business activity of the Company, (ii) are aided by the use of time, material or facilities of the Company, whether or not during working hours or (iii) relate to any of my work during the period of my employment or consulting relationship with the Company, whether or not during normal working hours ("Company Inventions"). During the term of my employment or consultancy, all Company Inventions that I conceive, reduce to practice, develop or have developed (in whole or in part, either alone or jointly with others) shall be the sole property of the Company and its assigns to the maximum extent permitted by law (and to the fullest extent permitted by law shall be deemed "works made for hire"), and the Company and its assigns shall be the sole owner of all patents, copyrights, trademarks, trade secrets and other rights in connection therewith. I hereby assign to the Company any rights that I may have or acquire in such Company Inventions.

            (b) I attach hereto as Exhibit A-1 a complete list of all Inventions, if any, made by me prior to my employment or consulting relationship with the Company that are relevant to the Company's business, and I represent and warrant that such list is complete. If no such list is attached to this Agreement,

I represent that I have no such Inventions at the time of signing this Agreement. If in the course of my employment or consultancy (as the case may be) with the Company, I use or incorporate into a product or process an Invention not covered by Section 3(a) of this Agreement in which I have an interest, the Company is hereby granted a nonexclusive, fully paid-up, royalty-free, perpetual, worldwide license of my interest to use and sublicense such Invention without restriction of any kind.

      NOTICE REQUIRED BY REVISED CODE OF WASHINGTON 49.44.140:

      ANY ASSIGNMENT OF INVENTIONS REQUIRED BY THIS AGREEMENT DOES NOT APPLY TO AN INVENTION FOR WHICH NO EQUIPMENT, SUPPLIES, FACILITY OR TRADE SECRET INFORMATION OF THE COMPANY WAS USED AND WHICH WAS DEVELOPED ENTIRELY ON THE EMPLOYEE'S OWN TIME, UNLESS (a) THE INVENTION RELATES (I) DIRECTLY TO THE BUSINESS OF THE COMPANY OR (II) TO THE COMPANY'S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OR (b) THE INVENTION RESULTS FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE COMPANY.

      4. FURTHER ASSISTANCE; POWER OF ATTORNEY. I agree to perform, during and after my employment or consulting relationship, all acts deemed necessary or desirable by the Company to permit and assist it, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Inventions assigned to the Company as set forth in Section 3 above. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. I hereby irrevocably designate the Company and its duly authorized officers and agents as my agent and attorney-in fact, to execute and file on my behalf any such applications and to do all other lawful acts to further the prosecution and issuance of patents, copyright and mask work registrations related to such Inventions. This power of attorney shall not be affected by my subsequent incapacity.

      5. INVENTIONS. As used in this Agreement, the term "Inventions" means discoveries, developments, concepts, designs, ideas, know-how, improvements, inventions, trade secrets and/or original works of authorship, whether or not patentable, copyrightable or otherwise legally protectable. This includes, but is not limited to, any new product, machine, article of manufacture, biological material, method, procedure, process, technique, use, equipment, device, apparatus, system, compound, formulation, composition of matter, design or configuration of any kind, or any improvement thereon.

      6. PROPRIETARY INFORMATION. As used in this Agreement, the term "Proprietary Information" means information or physical material not generally known or available outside the Company or information or physical material entrusted to the Company by third parties. This includes, but is not limited to, Inventions, confidential knowledge, copyrights, product ideas, techniques, processes, formulas, object codes, biological materials, mask works and/or any other information of any type relating to documentation, laboratory notebooks, data, schematics, algorithms, flow charts, mechanisms, research, manufacture, improvements, assembly, installation, marketing, forecasts, sales, pricing, customers, the salaries, duties, qualifications, performance levels and terms of compensation of other employees, and/or cost or other financial data concerning any of the foregoing or the Company and its operations. Proprietary Information may be contained in material such as drawings, samples, procedures, specifications, reports, studies, customer or supplier lists, budgets, cost or price lists, compilations or computer programs, or may be in the nature of unwritten knowledge or know-how.

      7. NO CONFLICTS. I represent that my performance of all the terms of this Agreement as an employee of or consultant to the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my becoming an employee or consultant of the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any written or oral agreement that conflicts with the provisions of this Agreement.

      8. NO INTERFERENCE. I certify that, to the best of my information and belief, I am not a party to any other agreement which will interfere with my full compliance with this Agreement.

      9. EFFECTS OF AGREEMENT. This Agreement (a) shall survive for a period of five years beyond the termination of my employment by or consulting relationship with the Company, (b) inures to the benefit of successors and assigns of the Company and (c) is binding upon my heirs and legal representatives.

      10. INJUNCTIVE RELIEF. I acknowledge that violation of this Agreement by me may cause irreparable injury to the Company, and I agree that the Company will be entitled to seek extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

      11. MISCELLANEOUS. This Agreement supersedes any oral, written or other communications or agreements concerning the subject matter of this Agreement, and may be amended or waived only by a written instrument signed by me and an executive officer of the Company. This Agreement shall be governed by the laws of the State of Washington applicable to contracts entered into and performed entirely within the State of Washington, without giving effect to principles of conflict of laws. If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement only to the extent unenforceable, and the remainder of such provision and of this Agreement shall be enforceable in accordance with its terms.

      12. ACKNOWLEDGMENT. I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

CELEBRATE EXPRESS, INC.                                   KEVIN A. GREEN

By:   ____________________________________________        ______________________
                                                          Kevin A. Green
Title:____________________________________________

Dated:___________________________________ ,______.        Dated: May 10, 2006.

                                   Exhibit A-1

      CELEBRATE EXPRESS, INC.
      11220 120th Avenue NE
      Kirkland, WA  98033

      Ladies and Gentlemen:

      1. The following is a complete list of all Inventions relevant to the subject matter of my employment by the Company that have been made or conceived or first reduced to practice by me, alone or jointly with others or which has become known to me prior to my employment by the Company. I represent that such list is complete.

      2. I propose to bring to my employment or consultancy the following materials and documents of a former employer:

______   No materials or documents.

______   See below:

                                                  By:  _________________________
                                                       Kevin A. Green

                                    EXHIBIT B

                            INDEMNIFICATION AGREEMENT

      This Indemnification Agreement (this "Agreement") is made as of May __, 2006 by and between Celebrate Express, Inc. (the "Company"), and Kevin A. Green ("Indemnitee").

                                    RECITALS

      A. Indemnitee is an officer or director of the Company and in such capacity is performing valuable services for the Company.

      B. The Company and Indemnitee recognize the difficulty in obtaining directors' and officers' liability insurance, the significant cost of such insurance and the general reduction in the coverage of such insurance.

      C. The Company and Indemnitee further recognize the substantial increase in litigation subjecting officers and directors to expensive litigation risks at the same time that such liability insurance has been severely limited.

      D. As of the date hereof, the Company has provisions for indemnification of its directors in Article V of its Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and Article X of its Amended and Restated Bylaws (the "Bylaws") which provide for indemnification of the Company's directors and officers to the fullest extent permitted by the Washington Business Corporation Act (the "Statute").

      E. The Articles of Incorporation, Bylaws and the Statute specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into between the Company and the members of its Board of Directors and its officers with respect to indemnification of such directors and officers.

      F. The Bylaws provide that the Company may maintain, at its expense, insurance to protect itself and any of its directors and officers against liability asserted against such persons incurred in such capacity whether or not the Company has the power to indemnify such persons against the same liability under Section 23B.08.510 or .520 of the Statute or a successor statute.

      G. In order to induce Indemnitee to continue to serve as an officer and/or director, as the case may be, of the Company, the Company has agreed to enter into this Agreement with Indemnitee.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the recitals above, the mutual covenants and agreements herein contained, and Indemnitee's continued service as an officer and/or director, as the case may be, of the Company after the date hereof, the parties to this Agreement agree as follows:

      1. INDEMNITY OF INDEMNITEE

            (a) Scope. The Company agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by this Agreement, the Company's Articles of Incorporation, the Bylaws, the Statute or otherwise. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule regarding the right of a Washington corporation to indemnify a member of its board of directors or an officer, such changes, to the extent that they would expand Indemnitee's rights hereunder, shall be within the purview of Indemnitee's rights and the Company's obligations hereunder, and, to the extent that they would narrow Indemnitee's rights hereunder, shall be excluded from this Agreement; provided, however, that any change that is required by applicable laws, statutes or rules to be applied to this Agreement shall be so applied regardless of whether the effect of such change is to narrow Indemnitee's rights hereunder.

            (b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Articles of Incorporation, the Bylaws, any agreement, any vote of shareholders or disinterested directors, the Statute, or otherwise, whether as to action in Indemnitee's official capacity or otherwise.

            (c) Additional Indemnity. If Indemnitee was or is made a party, or is threatened to be made a party, to or is otherwise involved (including, without limitation, as a witness) in any Proceeding (as defined below), the Company shall hold harmless and indemnify Indemnitee from and against any and all losses, claims, damages, liabilities, expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful (collectively, "Damages").

            (d) Definition of Proceeding. For purposes of this Agreement, "Proceeding" shall mean any actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative (including actions, suits, or proceedings brought by or in the right of the Company) and whether formal or informal, in which Indemnitee is, was or becomes involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or that, being or having been such a director, officer, employee or agent, Indemnitee is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively a "Related Company"), including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by Indemnitee in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent; provided, however, that, except with respect to an action to enforce the provisions of this Agreement, Proceeding shall not include any action, suit, claim or proceeding instituted by or at the direction of Indemnitee unless such action, suit, claim or proceeding is or was authorized by the Company's Board of Directors.

            (e) Determination of Entitlement. In the event that a determination of Indemnitee's entitlement to indemnification is required pursuant to Section 23B.08.550 of the Statute or any successor thereto or pursuant to other applicable law, the appropriate decision-maker shall make such determination; provided, however, that Indemnitee shall initially be presumed in all cases to be entitled to indemnification, that Indemnitee may establish a conclusive presumption of any fact necessary to such a determination by delivering to the Company a declaration made under penalty of perjury that such fact is true and that, unless the Company shall deliver to Indemnitee written notice of a determination that Indemnitee is not entitled to indemnification within twenty
(20) days of the Company's receipt of Indemnitee's initial written request for indemnification, such determination shall conclusively be deemed to have been made in favor of the Company's provision of indemnification and the Company hereby agrees not to assert otherwise.

            (f) Survival. The indemnification provided under this Agreement shall apply to any and all Proceedings, notwithstanding that Indemnitee has ceased to be a director, officer, employee, trustee or agent of the Company or a Related Company.

      2. EXPENSE ADVANCES

            (a) Generally. The right to indemnification of Damages conferred by
Section 1 shall include the right to have the Company pay Indemnitee's expenses in any Proceeding as such expenses are incurred and in advance of such Proceeding's final disposition (such right is referred to hereinafter as an "Expense Advance"). Any Expense Advance to be made under this Agreement shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company.

            (b) Conditions to Expense Advance. The Company's obligation to provide an Expense Advance is subject to the following conditions:

                  (i) Undertaking. If the Proceeding arose in connection with Indemnitee's service as a director or officer of the Company (and not in any other capacity in which Indemnitee rendered service, including service to any Related Company), then Indemnitee or his or her representative shall have executed and delivered to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee's financial ability to make repayment, by or on behalf of Indemnitee to repay all Expense Advances if and to the extent that it shall ultimately be determined by a final, unappealable decision rendered by a court having jurisdiction over the parties and the question that Indemnitee is not entitled to be indemnified for such Expense Advance under this Agreement or otherwise.

                  (ii) Cooperation. Indemnitee shall give the Company such information and cooperation as it may reasonably request and as shall be within Indemnitee's power.

                  (iii) Affirmation. Indemnitee shall furnish, upon request by the Company and if required under applicable law, a written affirmation of Indemnitee's good faith belief that any applicable standards of conduct have been met by Indemnitee.

      3. PROCEDURES FOR ENFORCEMENT

            (a) Enforcement. In the event that a claim for indemnity, an Expense Advance or otherwise is made hereunder and is not paid in full within sixty days (twenty days for an Expense Advance) after written notice of such claim is delivered to the Company, Indemnitee may, but need not, at any time thereafter bring suit against the Company to recover the unpaid amount of the claim (an "Enforcement Action").

            (b) Presumptions in Enforcement Action. In any Enforcement Action the following presumptions (and limitation on presumptions) shall apply:

                  (i) The Company shall conclusively be presumed to have entered into this Agreement and assumed the obligations imposed on it hereunder in order to induce Indemnitee to continue as an officer and/or director, as the case may be, of the Company;

                  (ii) Neither (i) the failure of the Company (including the Company's Board of Directors, independent or special legal counsel or the Company's shareholders) to have made a determination prior to the commencement of the Enforcement Action that indemnification of Indemnitee is proper in the circumstances nor (ii) an actual determination by the Company, its Board of Directors, independent or special legal counsel or shareholders that Indemnitee is not entitled to indemnification shall be a defense to the Enforcement Action or create a presumption that Indemnitee is not entitled to indemnification hereunder; and

                  (iii) If Indemnitee is or was serving as a director, officer, employee, trustee or agent of a corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Company or in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the Company or a wholly owned subsidiary of the Company is a general partner or has a majority ownership, then such corporation, partnership, joint venture, trust or enterprise shall conclusively be deemed a Related Company and Indemnitee shall conclusively be deemed to be serving such Related Company at the request of the Company.

            (c) Attorneys' Fees and Expenses for Enforcement Action. In the event Indemnitee is required to bring an Enforcement Action, the Company shall indemnify and hold harmless Indemnitee against all of Indemnitee's fees and expenses in bringing and pursuing the Enforcement Action (including attorneys' fees at any stage, including on appeal); provided, however, that the Company shall not be required to provide such indemnity for such attorneys' fees or expenses if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Enforcement Action was not made in good faith or was frivolous.

      4. LIMITATIONS ON INDEMNITY; MUTUAL ACKNOWLEDGMENT

            (a) Limitation on Indemnity. No indemnity pursuant to this Agreement shall be provided by the Company:

                  (i) On account of any suit in which a final, unappealable judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto;

                  (ii) For Damages that have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company;

                  (iii) On account of Indemnitee's conduct which is finally adjudged to have been intentional misconduct, a knowing violation of law or the RCW 23B.08.310 or any successor provision of the Statute, or a transaction from which Indemnitee derived benefit in money, property or services to which Indemnitee is not legally entitled; or

                  (iv) If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

            (b) Mutual Acknowledgment. The Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Furthermore, Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

      5. NOTIFICATION AND DEFENSE OF CLAIM

            (a) Notification. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission to notify the Company will not relieve the Company from any liability which it may have to Indemnitee under this Agreement unless and only to the extent that such omission can be shown to have prejudiced the Company's ability to defend the Proceeding.

            (b) Defense of Claim. With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof:

                  (i) The Company may participate therein at its own expense;

                  (ii) The Company, jointly with any other indemnifying party similarly notified, may assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal or other expenses (other than reasonable costs of investigation) subsequently incurred by Indemnitee in connection with the defense thereof unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above;

                  (iii) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent;

                  (iv) The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent; and

                  (v) Neither the Company nor Indemnitee will unreasonably withhold its, his or her consent to any proposed settlement.

            (c) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 5(a) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

      6. SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable, as provided in this Section 6. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

      7. NO EMPLOYMENT RIGHTS. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

      8. OFFICER AND DIRECTOR LIABILITY INSURANCE. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.

      9. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

      10. MISCELLANEOUS

            (a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflict of law.

            (b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification, amendment or termination of this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

            (c) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

            (d) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

            (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            (f) Successors and Assigns. This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, Indemnitee's heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

            (g) Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

[Signature page follows]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                               CELEBRATE EXPRESS, INC.

                                               _________________________________
                                               By: _____________________________
                                               Its:_____________________________


AGREED TO AND ACCEPTED:

_________________________________
Kevin A. Green

Address:_________________________
        _________________________

                                    EXHIBIT C

                                RELEASE AGREEMENT

                 (TO BE SIGNED ON OR AFTER THE SEPARATION DATE)

      I understand that my employment with Celebrate Express, Inc. (the "Company") terminated effective _____________________, ____ (the "Separation Date"). The Company has agreed that if I choose to sign this Release Agreement ("Release"), the Company will provide certain severance benefits (minus the required withholdings and deductions) pursuant to the terms of the employment agreement dated April ___, 2006 (the "Agreement"). I understand that I am not entitled to such severance benefits unless I sign this Release, and it becomes fully effective. I understand that, regardless of whether I sign this Release, the Company will pay me all of my accrued salary and vacation through the Separation Date, to which I am entitled by law.

      In consideration for the severance benefits I am receiving under the Agreement, as described therein, I hereby agree to release the Company and its officers, directors, agents, attorneys, employees, shareholders, parents, subsidiaries, affiliates, successors, and assigns, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known or unknown, suspected and unsuspected, disclosed and undisclosed, liquidated or contingent, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Release, including but not limited to: any and all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, incentive payments, stock, stock options, or any ownership or equity interests in the Company, vacation pay, personal time off, fringe benefits, expense reimbursements, severance benefits, or any other form of compensation; claims pursuant to any federal, any state or any local law, statute, common law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Employee Retirement Income Security Act; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the Fair Labor Standards Act, as amended; the Washington Family Leave Act, as amended; the Washington Minimum Wage Act as amended; Chapter 49.60 of the Revised Code of Washington; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; misrepresentation; defamation; libel; emotional distress; and breach of the implied covenant of good faith and fair dealing.

      I represent and warrant that I have not breached my obligations to the Company under the terms of the Proprietary Information and Invention Assignment Agreement (the "Confidentiality Agreement") that I signed with the Company, and I will continue to maintain the confidentiality of all Company confidential and/or proprietary information as provided in the Confidentiality Agreement. I acknowledge and agree that the provisions of the Agreement and the Confidentiality Agreement that survive termination by their terms will continue to be applicable to me after the Termination Date, including without limitation
Section 3 of the Agreement (regarding noncompetition and nonsolicitation). Additionally, I further agree to return all the Company's property and confidential and proprietary information in my possession or control, and any copies or duplicates thereof, to the Company within five (5) business days.

      I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA and that the consideration given for the waiver in the above paragraphs is in addition to anything of value to which I was already entitled. I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any claims that may arise after my signing of this Release; (b) I should consult with an attorney prior to signing this Release; (c) I have twenty-one (21) days within which to consider this Release (although I may choose to voluntarily sign this Release earlier);
(d) I have seven (7) days after I sign this Release to revoke it; and (e) this Release will not be effective until the eighth day after this Release has been signed by me.

      I ACCEPT AND AGREE TO THE TERMS AND CONDITIONS STATED ABOVE:

_________________________________              _________________________________
Date                                           Kevin A. Green